Portfolio Recovery Associates Reports First Quarter 2008 Results

EPS Declines 2.5% to $0.78 on Record Revenue of $64.1 Million; Cash Collections Increase 18% to Record $79.4 Million; Portfolio Acquisitions Total $95.4 Million

NORFOLK, VA -- 04/28/2008 -- Portfolio Recovery Associates, Inc. (NASDAQ: PRAA), a company that purchases, collects and manages portfolios of defaulted consumer receivables and provides a broad range of accounts receivable management services, today reported net income of $11.9 million, or $0.78 per diluted share, for the quarter ended March 31, 2008.

The Company's first-quarter 2008 profit represents a decline of 8% from net income of $12.9 million, or $0.80 per diluted share, in the same period a year earlier. Pretax income during the 2008 quarter was reduced by approximately $2.4 million, or 10 cents a diluted share, of additional interest expense, net of tax, compared with the prior year. This stemmed from both the Company's substantial recent portfolio purchasing activity and its 2007 capital structure optimization plan.

Total revenue in the first quarter of 2008 increased 19% to a record $64.1 million, up from $54.0 million in the year-earlier period. Total revenue consists of cash collections reduced by amounts applied to principal on the Company's owned debt portfolios, plus commissions earned from its fee-for-service businesses. During the first quarter of 2008, the Company applied 33.7% of cash collections to reduce the carrying basis of its owned debt portfolios. This included a $2.8 million allowance charge, equivalent to approximately $1.7 million after tax, or 11 cents a diluted share, against certain pools of finance receivables accounts.

"Portfolio Recovery Associates continued during the first quarter to capitalize on improved market conditions in the defaulted consumer debt market, spending a near-record $95.4 million on portfolio acquisitions. Despite record cash collections of $79.4 million, higher interest expense and a non-cash allowance charge held back our bottom-line performance for the quarter. However, our substantial portfolio purchasing activity combined with progress on the collector-productivity front helps position Portfolio Recovery Associates well for future growth," said Steven D. Fredrickson, Chairman, President and Chief Executive Officer.

Financial and Operating Highlights

--  Cash collections rose 18% to a record $79.4 million in the first quarter of 2008, up from $67.3 million in the year-ago period.  Call center collections and other increased 19%, legal collections grew 5%
    and purchased bankruptcy collections gained 50% when compared with the year-earlier period.

    The table below displays our cash collections by source, by quarter

Cash Collection Source ($ in
 thousands)                     Q12008   Q42007   Q32007   Q22007   Q12007
                               ======== ======== ======== ======== ========
Call Center Collections &
 Other                         $ 46,702 $ 36,994 $ 37,450 $ 37,464 $ 39,241
Legal                            21,880   20,861   21,384   20,911   20,844
Purchased Bankruptcy             10,820    7,245    6,317    6,231    7,223

Cash Collection Source ($ in
 thousands)                     Q42006   Q32006   Q22006   Q12006
                               ======== ======== ======== ========
Call Center Collections &
 Other                         $ 32,437 $ 32,686 $ 33,736 $ 36,436
Legal                            19,762   19,607   19,058   17,606
Purchased Bankruptcy              6,581    7,390    6,645    4,447

--  Productivity, as measured by cash collections per hour paid, the
    Company's key measure of collector performance, finished at $133.31 for Q1
    2008, down from $135.77 for all of 2007.  Excluding the impact of trustee remittances from purchased bankrupt accounts, the comparison is $116.35 for
    Q1 2008 vs. $123.10 for all of 2007.

--  The Company purchased $1.5 billion of face-value debt during the first quarter of 2008 for $95.4 million, the second-largest amount the Company has spent on debt acquisitions in a single quarter.  This debt was acquired in 69 portfolios from 21 different sellers.

--  The Company's fee-for-service businesses generated revenue of $11.5 million in the first quarter of 2008, up 34% from $8.5 million in the same period a year ago.

--  The Company's cash balances were $16.8 million as of March 31, 2008, up slightly from $16.7 million as of December 31, 2007.  Also during the quarter, the Company made draws of $48.8 million on its line of credit, leaving it with $216.8 million in outstanding borrowings at quarter's end.
    Remaining borrowing availability under the line was $53.2 million at quarter's end.

"In the first quarter of 2008, Portfolio Recovery Associates continued to execute its long-term plan. We made progress on a number of key operating initiatives, particularly improving collector productivity at our new Jackson, Tenn. call center. Despite the improved buyers' market for defaulted consumer debt, we continue to approach portfolio acquisitions in a disciplined and deliberate manner," said Kevin P. Stevenson, Chief Financial and Administrative Officer.

Conference Call Information

The Company will hold a conference call with investors tonight, Monday, April 28, 2008, at 5:30 p.m. EDT to discuss its first quarter results. Investors can access the call live by dialing 888-680-0892 for domestic callers or 617-213-4858 for international callers using the pass code 39592562.

In addition, investors may listen to the call via a taped replay, which will be available for seven days, by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers using the pass code 40861522. The replay will be available approximately two hours after today's conference call ends. Investors may also listen via webcast, both live and archived, at the Company's website, www.portfoliorecovery.com.

About Portfolio Recovery Associates, Inc.

Portfolio Recovery Associates is a full-service provider of outsourced receivables management and related services. The Company's primary business is the purchase, collection and management of portfolios of defaulted consumer receivables. These are the unpaid obligations of individuals to credit originators, which include banks, credit unions, consumer and auto finance companies, and retail merchants. Portfolio Recovery Associates also provides a broad range of collection services, including revenue administration for government entities through its RDS business, collateral-location services for credit originators via IGS Nevada, and fee-based collections through Anchor Receivables Management.

Statements herein which are not historical, including Portfolio Recovery Associates' or management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, including statements with respect to future contributions of IGS Nevada and RDS to earnings and future portfolio-purchase opportunities, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include references to Portfolio Recovery Associates' presentations and web casts. The forward-looking statements in this press release are based upon management's beliefs, assumptions and expectations of the Company's future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in the Company's filings with the Securities and Exchange Commission including but not limited to its annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, filed with the Securities and Exchange Commission and available through the Company's website, which contain a more detailed discussion of the Company's business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

                    Portfolio Recovery Associates, Inc.
                 Unaudited Consolidated Income Statements
                 (in thousands, except per share amounts)

                                                Three Months  Three Months
                                                    Ended         Ended
                                                  March 31,     March 31,
                                                    2008          2007
                                                ------------  ------------

Revenues:
 Income recognized on finance receivables, net  $     52,628  $     45,466
 Commissions                                          11,476         8,542
                                                ------------  ------------

    Total revenues                                    64,104        54,008

Operating expenses:
     Compensation and employee services               21,127        16,435
     Outside legal and other fees and services        14,573        11,437
     Communications                                    2,869         1,884
     Rent and occupancy                                  838           659
     Other operating expenses                          1,356         1,383
     Depreciation and amortization                     1,470         1,295
                                                ------------  ------------

      Total operating expenses                        42,233        33,093
                                                ------------  ------------

    Income from operations                            21,871        20,915

Other income and (expense):
 Interest income                                          30           179
 Interest expense                                     (2,499)          (67)
                                                ------------  ------------

    Income before income taxes                        19,402        21,027

    Provision for income taxes                         7,530         8,146
                                                ------------  ------------

    Net income                                  $     11,872  $     12,881
                                                ============  ============

Net income per common share:
 Basic                                          $       0.78  $       0.81
 Diluted                                        $       0.78  $       0.80
Weighted average number of shares outstanding:
 Basic                                                15,170        15,993
 Diluted                                              15,237        16,140

                    Portfolio Recovery Associates, Inc.
              Unaudited Consolidated Summary Balance Sheets
                 (in thousands, except per share amounts)

                                                  March 31,   December 31,
ASSETS                                              2008          2007
                                                ------------- -------------

Cash and cash equivalents                       $      16,816 $      16,730
Finance receivables, net                              477,754       410,297
Income taxes receivable                                 2,791         3,022
Property and equipment, net                            16,631        16,171
Goodwill                                               18,620        18,620
Intangible assets, net                                  4,684         5,046
Other assets                                            5,923         6,421
                                                ------------- -------------

     Total assets                               $     543,219 $     476,307
                                                ============= =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
 Accounts payable and accrued liabilities       $      13,325 $      15,345
 Deferred tax liability                                64,661        57,579
 Line of credit                                       216,800       168,000
 Obligations under capital lease                           70           103
                                                ------------- -------------

    Total liabilities                                 294,856       241,027
                                                ------------- -------------

Stockholders' equity:
 Preferred stock, par value $0.01, authorized
  shares, 2,000, issued and outstanding
  shares - 0                                                -             -
 Common stock, par value $0.01, authorized
  shares, 30,000, issued and outstanding shares
  - 15,183 at March 31, 2008 and 15,159 at
  December 31, 2007                                       152           152
 Additional paid-in capital                            72,654        71,443
 Retained earnings                                    175,557       163,685
                                                ------------- -------------

    Total stockholders' equity                        248,363       235,280
                                                ------------- -------------

     Total liabilities and stockholders' equity $     543,219 $     476,307
                                                ============= =============

                    Portfolio Recovery Associates, Inc.
              Unaudited Consolidated Statements of Cash Flows
                              (in thousands)

                                                Three Months  Three Months
                                                    Ended         Ended
                                                  March 31,     March 31,
                                                    2008          2007
                                                ------------  ------------

Cash flows from operating activities:
   Net income                                   $     11,872  $     12,881
   Adjustments to reconcile net income to net
    cash provided by operating activities:
         Amortization of share-based
          compensation                                   739           527
         Depreciation and amortization                 1,470         1,295
         Deferred tax expense                          7,082         4,396
         Changes in operating assets and
          liabilities:
            Other assets                                 498          (532)
            Accounts payable                             (47)        1,329
            Income taxes                                 231         3,468
            Accrued expenses                              28           407
            Accrued payroll and bonuses               (2,001)       (2,042)
                                                ------------  ------------

         Net cash provided by operating
          activities                                  19,872        21,729
                                                ------------  ------------

Cash flows from investing activities:
 Purchases of property and equipment                  (1,568)       (1,813)
 Acquisition of finance receivables, net of
  buybacks                                           (94,231)      (38,964)
 Collections applied to principal on finance
  receivables                                         26,774        21,843
                                                ------------  ------------

         Net cash used in investing activities       (69,025)      (18,934)
                                                ------------  ------------

Cash flows from financing activities:
 Proceeds from exercise of options                       261            67
 Income tax benefit from share-based
  compensation                                           211            71
 Proceeds from line of credit                         48,800             -
 Principal payments on long-term debt                      -          (118)
 Principal payments on capital lease
  obligations                                            (33)          (34)
                                                ------------  ------------

         Net cash provided by/(used in)
          financing activities                        49,239           (14)
                                                ------------  ------------

         Net increase in cash and cash
          Equivalents                                     86         2,781

Cash and cash equivalents, beginning of period        16,730        25,101
                                                ------------  ------------

Cash and cash equivalents, end of period        $     16,816  $     27,882
                                                ============  ============

Supplemental disclosure of cash flow
 information:
 Cash paid for interest                         $      2,587  $         67
 Cash paid for income taxes                     $          1  $         87

Contact:
Investor Relations
757-519-9300 ext. 13010
info@portfoliorecovery.com